UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                    February 13, 2017

OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (IRS Employer Identification No.)

11911 FM 529 Houston, TX (Address of principal executive offices)	77041 (Zip Code)

Registrant's telephone number, including area code: (713) 329-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On February 13, 2017, D. Michael Hughes, a member of the Board of Directors (the "Board") of Oceaneering International, Inc. ("Oceaneering" or "us") notified the Board that he would not stand for re-election and that he was retiring and resigning as a member of the Board effective upon the election of directors at Oceaneering's 2017 annual meeting of shareholders, which is scheduled to be held on May 5, 2017.

Departure of Officer

On February 14, 2017, Oceaneering announced that M. Kevin McEvoy will retire from his position as Chief Executive Officer ("CEO") immediately following Oceaneering's 2017 annual meeting of shareholders. Roderick A. Larson, Oceaneering's President, has been designated to succeed Mr. McEvoy as President and CEO. Mr. McEvoy is expected to continue to serve as a member of the Board. It is anticipated that Mr. Larson will be elected to the Board concurrent with his appointment as CEO after the annual meeting of shareholders. A copy of the press release announcing Mr. Larson's designation is furnished as Exhibit 99.1 to this report.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

The following is being furnished as an exhibit to this report.

99.1	Press release issued by Oceaneering International, Inc. dated February 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	February 14, 2017	By:	/S/ DAVID K. LAWRENCE
David K. Lawrence
Senior Vice President, General Counsel
and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Oceaneering International, Inc. dated February 14, 2017

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